Exhibit 99.1

Script for Radio Spot

Would you like to have access to emerging growth companies before they go public?

Now you can…

Keating Capital is a publicly traded closed-end fund specializing in pre-IPO investments in emerging growth companies.

We typically invest in venture capital-backed technology companies that are expected to go public.

And to capture the potential increase in value as they transition from private to public status.

Keating Capital’s strategy is a unique way to participate in pre-IPO investing.

The fund is a public stock that gives you access to a professionally managed and diversified portfolio of pre-IPO investments.

And you can buy Keating Capital’s stock just like any other stock.

Buy privately, sell publicly, capture the difference.

To learn more, visit us at Keating Capital.com.

Or look up our ticker symbol:  KIPO.

Script for TV Spot

Would you like to have access to emerging growth companies before they go public?

Now you can…

Keating Capital is a publicly traded closed-end fund specializing in pre-IPO investments.

Its strategy is a unique way to participate in pre-IPO investing.

And you can buy Keating Capital’s stock just like any other stock.

Buy privately, sell publicly, capture the difference.

To learn more, visit us at Keating Capital.com.

Ticker symbol:  KIPO.

Sample Digital Media Spot